UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 29, 2014, Williams-Sonoma, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were voted on and approved by the Company’s stockholders:

Proposal 1: Election of Board of Directors:

Name of Director	For	Against	Abstain	Broker Non-Vote
Laura J. Alber	81,505,609	290,456	33,406	5,936,235
Adrian D.P. Bellamy	81,059,674	742,707	27,090	5,936,235
Rose Marie Bravo	81,736,948	65,639	26,884	5,936,235
Patrick J. Connolly	81,501,848	278,822	48,801	5,936,235
Adrian T. Dillon	81,684,104	116,212	29,155	5,936,235
Anthony A. Greener	81,441,697	349,360	38,414	5,936,235
Ted W. Hall	81,724,672	67,294	37,505	5,936,235
Michael R. Lynch	81,063,361	725,809	40,301	5,936,235
Lorraine Twohill	81,441,749	350,893	36,829	5,936,235

All director nominees were duly elected.

Proposal 2: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Vote
72,981,516	8,746,870	101,085	5,936,235

Proposal 2 was approved, on a non-binding advisory basis.

Proposal 3: Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2015:

For	Against	Abstain	Broker Non-Vote
86,690,465	1,063,393	11,848	—

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: May 30, 2014	By:	/s/ Julie P. Whalen
Julie P. Whalen Chief Financial Officer

3